Exhibit 99.2

Investor Contact: Larry P. Kromidas
(618) 258-3206

 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin Declares Force Majeure for Product Shipments from St. Gabriel, Louisiana

CLAYTON, MO, September 10, 2008 – Olin Corporation (NYSE: OLN) announced today that it has declared a force majeure for product shipments from its St. Gabriel, Louisiana facility until further notice.  The force majeure was declared due to the continuing impacts of Hurricane Gustav.  While the St. Gabriel plant suffered only minor damage as a result of the storm, it has only recently resumed limited operations due to continued issues with electrical power, transportation, raw materials, and customer facilities in the area.  The products affected by this force majeure event are chlorine, caustic soda and hydrogen.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2008-18